                                                                   EXHIBIT 10.59
================================================================================

                            ATRIA COMMUNITIES, INC.
                                  as Borrower

                                      And

                                 VENCOR, INC.
                              as Parent Guarantor


                         FIRST HEALTHCARE CORPORATION
                          NORTHWEST HEALTHCARE, INC.
                           MEDISAVE PHARMACIES, INC.
                      HILLHAVEN OF CENTRAL FLORIDA, INC.
                             NATIONWIDE CARE, INC.
                             as Support Guarantors



                                     With

                        PNC BANK, NATIONAL ASSOCIATION
                            as Administrative Agent



                         ----------------------------

                                PARENT GUARANTY

                                  dated as of
                                August 15, 1996

                         ----------------------------


================================================================================

                                 PARENT GUARANTY



         PARENT GUARANTY ("this Agreement"), dated as of August 15, 1996, by:

                  (a) ATRIA COMMUNITIES, INC., a Delaware corporation (herein, together with its successors and assigns, the "Borrower");

                  (b) VENCOR, INC., a Delaware corporation and the record and beneficial owner of more than 60% of all of the issued and outstanding shares of Common Stock of the Borrower (herein, together with its successors and assigns, the "Parent Guarantor"); and

                  (c) FIRST HEALTHCARE CORPORATION, a Delaware corporation, NORTHWEST HEALTHCARE, INC., an Idaho corporation, MEDISAVE PHARMACIES, INC., a Delaware corporation, HILLHAVEN OF CENTRAL FLORIDA, INC., a Delaware corporation, and NATIONWIDE CARE, INC., an Indiana corporation (each, together with its successors and assigns, a "Supporting Guarantor" and collectively, the "Supporting Guarantors");

with PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (herein, together with its successors and assigns in such capacity, the "Administrative Agent") for itself and the other Lenders (defined below), for the benefit of (i) the Administrative Agent, (ii) the Lenders from time to time party to the Credit Agreement referred to below, and (iii) the Interest Rate Creditors referred to below:

PRELIMINARY STATEMENTS:

         (1) This Agreement is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions named as lenders therein, and the Administrative Agent, as agent for the Lenders (as defined in the Credit Agreement), providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $200,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof), and is made to induce the Lenders to make Loans to the Borrower, and to issue and participate in Letters of Credit for the account of the Borrower or any of its Subsidiaries, pursuant to the Credit Agreement.

         (2) The Borrower may from time to time be party to one or more Designated Interest Rate Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Interest Rate Agreement (collectively, the "Interest Rate Creditors," and the Interest Rate Creditors together with the Lenders, collectively the "Creditors"), shall benefit hereunder as herein provided.

         (3) This Agreement is made for the pro rata benefit of the Administrative Agent and the Creditors to guarantee the payment of the principal of and interest on the Notes and the payment and performance by the Borrower of its obligations under the Credit Agreement, the other Credit Documents to which the Borrower is a party and the Designated Interest Rate Agreements. This Agreement is one of the Credit Documents referred to in the Credit Agreement.

         (4) The Supporting Guarantors are entering into this Agreement to guarantee the obligations of the Parent Guarantor hereunder, as set forth in section 19 hereof.


         NOW, THEREFORE, it is agreed as follows:

         1. Defined Terms. Certain capitalized terms used herein without definition shall have the respective meanings specified in the Credit Agreement and the other Credit Documents.

         2.   Guaranty by the Parent Guarantor, etc.

         2.1. Required Payments. The Parent Guarantor hereby guarantees to the Administrative Agent and the Creditors, for the ratable benefit of the Administrative Agent and the Creditors, the due and punctual payment, when and as the same shall become due and payable, of the following amounts, including amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a) (the "Required Payments"):

              (a) all amounts of principal becoming due and payable on the DPP Revolving Loans in accordance with the terms thereof and of the Credit Agreement, whether at stated maturity or as an installment or by required prepayment or notice of optional prepayment or declaration of acceleration or otherwise;

              (b) all amounts of interest becoming due and payable on the DPP Revolving Loans in accordance with the terms thereof and of the Credit Agreement, including interest on any overdue principal and (to the extent permitted by applicable law) on any overdue interest;

              (c) all amounts payable by the Borrower to the Administrative Agent or any Letter of Credit Issuer as reimbursement for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued (or deemed issued) as contemplated by the Credit Agreement, to the extent the same relates to Allocated DPP Letter of Credit Outstandings;

              (d) all other amounts payable by the Borrower to the Administrative Agent, the Lenders and any Letter of Credit Issuer under the Credit Agreement and the other Credit Documents which are related to any of the foregoing; and

              (e) with respect to all amounts payable by the Borrower to all Interest Rate Creditors under all Designated Interest Rate Agreements, the portion thereof, as reasonably determined by the Administrative Agent at any time or from time to time (any such determination being conclusive on all persons affected thereby, in the absence of manifest error), which is equal to (i) a fraction the numerator of which is the Allocated Measured DPP Swap Credit Exposure at such time, and the denominator of which is the Aggregate Measured Swap Credit Exposure at such time, times (ii) the aggregate of all amounts payable by the Borrower to all Interest Rate Creditors under all Designated Interest Rate Agreements.

Such guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Borrower, or any other action, occurrence or circumstance whatsoever. If the Borrower shall fail to make any Required Payment when and as the same shall become due and payable, the Parent Guarantor shall forthwith make such Required Payment upon demand by the Administrative Agent, in U. S. Dollars, in immediately available funds, directly to the Administrative Agent, at its address specified in or pursuant to this Agreement, or at such other place as the Administrative Agent shall direct, for application as provided in section 27.

         2.2. Maximum Guaranteed Amount. Notwithstanding any provisions of this Agreement to the contrary, the maximum amount which the Parent Guarantor shall be required to pay under section 2.1 hereof, together with any further amounts or damages to which the Administrative Agent (on behalf of itself and the Creditors) would be entitled for any breach by the Parent Guarantor of its representations, warranties and covenants contained in sections 10, 11, 12, 13, 14, 15, 16 or 17 of this Agreement, specifically exclusive of any amounts or damages to which the Administrative Agent (on behalf of itself and the Creditors) would be entitled under sections 23, 24 and 26 of this Agreement, shall be the amount identified below (the "Maximum Guaranteed Amount") corresponding to the applicable period during which the Administrative Agent shall have made demand upon the Parent Guarantor under section 2.1 hereof:


is made by the Administrative Agent                           Maximum Guaranteed Amount
-----------------------------------                           -------------------------
On or prior to the first anniversary
         of the Closing Date                                         $100,000,000

Thereafter and on or prior to the
         second anniversary of the
         Closing Date                                                $75,000,000

Thereafter and on or prior to the
         third anniversary of the
         Closing Date                                                $50,000,000

Thereafter and on or prior to the
         fourth anniversary of the
         Closing Date                                                $25,000,000

Thereafter                                                           $-0-

; provided, however, that the Parent Guarantor may irrevocably elect, upon written notice from the Parent Guarantor which is received by the Administrative Agent prior to any date identified in the above table on which the Maximum Guaranteed Amount is scheduled to reduce in amount, that the reduction so scheduled to occur on such date shall not be effective and that the Parent Guarantor elects either of the following: (i) that the Maximum Guaranteed Amount shall not be reduced on such scheduled date of reduction, or (ii) that the Maximum Guaranteed Amount shall be reduced on such scheduled date of reduction, but by an amount less than the amount of the reduction scheduled to occur on such date, specifying such lesser amount of reduction; and any such notice from the Parent Guarantor shall specify any such election; and provided, further, that no reduction in the Maximum Guaranteed Amount scheduled to take place in accordance with the foregoing table shall become effective for any purpose unless (A) during the entire 30-day period ending on any such scheduled date of reduction, the sum of the aggregate outstanding DPP Revolving Loans, the Allocated DPP Letter of Credit Outstandings and the Allocated Measured DPP Swap Credit Exposure, is not greater than the amount to which the Maximum Guaranteed Amount is scheduled to reduce on such date (taking into account any actions of the Parent Guarantor pursuant to the preceding proviso), and (B) during the period commencing 30 days prior to such scheduled date of reduction and ending 15 days prior to such scheduled date of reduction, the Borrower shall have delivered to the Administrative Agent and the Managing Agent a written notice, referring specifically to this section 2.2, advising the Administrative Agent and the Managing Agent of the reduction in the Maximum Guaranteed Amount which is scheduled to occur, and certifying that the condition specified in the preceding clause (A) will be satisfied with reference to the scheduled reduction in the Maximum Guaranteed Amount.

         2.3. Early Termination of Guaranty of Required Payments. The guaranty provided in section 2.1 will terminate, except with respect to any outstanding demands by the Administrative Agent in respect thereof, at any time after the third anniversary of the Closing Date if, at such time, each of the following conditions is satisfied:

              (a) the Borrower's ratio of Total Indebtedness to Total Capitalization as of the end of the most recent fiscal period for which financial statements have been delivered pursuant to section 7.1(a) or
         (b) of the Credit Agreement, expressed as a percentage, is less than 60%;

              (b) the Borrower's ratio of Total Indebtedness to EBITDA for the most recent Testing Period for which financial statements have been delivered pursuant to section 7.1(a) or (b) of the Credit Agreement, is less than 3.50 to 1.00;

              (c) the Borrower shall have delivered to the Administrative
         Agent its financial statements pursuant to section 7.1(a) or (b) of the Credit Agreement, together with the certificate referred to in section 7.1(e) of the Credit Agreement relating thereto, demonstrating to the satisfaction of the Managing Agent that the conditions specified in clauses (a) and (b) above have been satisfied;

              (d) the number of the individual properties in the Mature Property Pool which are owned or leased by the Borrower or any of its Subsidiaries shall be at least three times the number of individual properties in the Development Property Pool;

              (e) no Default or Event of Default shall have occurred and be continuing, or would result from such termination; and

              (f) no Change of Control shall have occurred.

In the event the Parent Guarantor believes such conditions are satisfied as herein contemplated, it will so notify the Administrative Agent and the Managing Agent in writing and will provide to the Administrative Agent and the Managing Agent contemporaneously with any such notice such supporting materials upon which such belief is based, and the Administrative Agent will promptly notify the Creditors in writing of such notification by the Parent Guarantor and will provide to the Creditors contemporaneously therewith copies of any such supporting materials provided by the Parent Guarantor. Upon the Managing Agent's determination that such conditions are satisfied as herein contemplated, it will so notify the Administrative Agent, the Parent Guarantor and the Borrower in writing (and the Administrative Agent shall promptly provide a copy of such notice to the Creditors) and such termination shall be effective when such notice is so given by the Managing Agent.

         2.4. Subrogation. In the event the Parent Guarantor shall at any time make any Required Payment, in the performance of its obligations to guarantee payment thereof by the Borrower in accordance with the terms and provisions of this Agreement, all rights of the Parent Guarantor for subrogation, reimbursement, indemnity, contribution or otherwise against the Borrower in respect thereof, together with all rights of the Parent Guarantor in any collateral securing payment or performance obligations of the Borrower, shall in all respects be subordinated and junior in right of payment to the indefeasible payment in full of all Required Payments owed to the Administrative Agent and the Creditors and all other Obligations of the Borrower under the Credit Documents and the Designated Interest Rate Agreements; provided, however, that to the extent any such right of subrogation, reimbursement, indemnity, contribution or otherwise, or right in collateral, would constitute the Parent Guarantor a creditor of the Borrower in respect thereof within the meaning of section 547(b) of the Bankruptcy Code, as now in effect or hereafter amended, or any comparable provisions of any successor statute, in the event a case involving the Borrower shall at any time be commenced under the Bankruptcy Code, as now in effect or hereafter amended, or any comparable provision of any successor statute, the Parent Guarantor hereby irrevocably waives such right and agrees that it will not assert, enforce or otherwise exercise any such right.

         2.5. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of, or in respect of, any Required Payment is rescinded or must otherwise be restored by the Administrative Agent or any Creditor, or any other creditor of the Borrower, upon the bankruptcy or reorganization of the Borrower or otherwise.

         2.6. Guarantor Familiar with Borrower's Affairs, etc. The Parent Guarantor confirms that it has executed and delivered this Agreement after reviewing the terms and conditions of the Credit Agreement, this Agreement and the other Credit Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Agreement. The Parent Guarantor confirms that it has made its own independent investigation with respect to the Borrower's creditworthiness and is not executing and delivering this Agreement in reliance on any representation or warranty by the Administrative Agent or any Creditor or any other person acting on behalf of the Administrative Agent or any Creditor as to such creditworthiness. The Parent Guarantor expressly assumes all responsibilities to remain informed of the financial condition of the Borrower and any circumstances affecting (a) the Borrower's ability to perform its obligations under the Credit Agreement, the other Credit Documents to which it is a party, and any Designated Interest Rate Agreement, or (b) any collateral securing, or other guaranty supporting, all or any part of the Borrower's payment and performance obligations thereunder.

         3. Subordination. The Parent Guarantor agrees that all Indebtedness of the Borrower to the Parent Guarantor, whether now outstanding or hereafter incurred or assumed and whether arising out of any prior loans or advances or this Agreement or otherwise, in each case whether for principal, premium, if any, or interest (all such Indebtedness being herein called "Subordinated Indebtedness") shall be subordinate and junior in right of payment to all Indebtedness of the Borrower included in the Required Payments, all other Obligations of the Borrower under the Credit Documents and all obligations under any of the Designated Interest Rate Agreements, including any extensions, modifications or renewals of any thereof and any amounts accruing after the commencement of any proceeding of the character referred to in subdivision (b) of this section 3 (all such Indebtedness being herein called "Senior Indebtedness"), as follows:

              (a) Unless and until all Senior Indebtedness shall have been paid in full, the Borrower will not directly or indirectly purchase or otherwise acquire any Subordinated Indebtedness, and the Borrower will not make and neither the Parent Guarantor nor any other holder of Subordinated Indebtedness will demand, accept or receive, any direct or indirect payment (in cash, property, by set-off or otherwise) of or on account of any Subordinated Indebtedness, and no such payment shall be due, and neither the Parent Guarantor nor any other holder of Subordinated Indebtedness will commence any action, suit or other proceeding, or otherwise take any enforcement action, against the Borrower with respect thereto; provided that nothing contained in this subdivision (a) shall prevent the Borrower from making, or the Parent Guarantor from accepting and receiving, any payment to the Parent Guarantor on account of Subordinated Indebtedness if at the time of such payment (i) no Default or Event of Default shall have occurred and be continuing under the Credit Agreement or would result therefrom, and
         (ii) the Administrative Agent shall not have given notice to the Borrower and the Parent Guarantor that a Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

              (b) In the event of any proceeding with respect to the Borrower or any significant part of its properties or assets involving insolvency or bankruptcy, including without limitation, any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, arrangement or other similar proceeding, or any such proceeding by, among or on behalf of any of its creditors, as such, or any proceeding for the voluntary liquidation, dissolution or other winding up of the Borrower (whether or not involving insolvency or bankruptcy proceedings) or any assignment for the benefit of its creditors, or any other marshalling of its assets, then and in any such event:

                   (i) all Senior Indebtedness shall first be paid in full
              before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of any Subordinated Indebtedness;

                   (ii) payment or distribution of any character, whether in
              cash, securities or other property, which would otherwise (but for the terms of this section 3) be payable or deliverable in respect of any Subordinated Indebtedness shall be paid or delivered directly to the Administrative Agent or any Lender for application as provided in the Credit Agreement, to the extent necessary to pay all Senior Indebtedness in full;

                   (iii) the holders of Subordinated Indebtedness irrevocably authorize and empower the Administrative Agent to demand, sue for, collect and receive all such payments and distributions and receipt therefor, and to file and prove all such claims and take all such other action in the name of the holders of Subordinated Indebtedness or otherwise as the Administrative Agent may determine to be necessary or appropriate for the enforcement of this Agreement; and

                   (iv) the holders of Subordinated Indebtedness will execute and deliver to the Administrative Agent and each Creditor all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and will, take all such other action, as may be requested by the Administrative Agent or any Creditor in order to enable the Administrative Agent and the Creditors to enforce all claims upon or in respect of any such payment or distribution in respect of Subordinated Indebtedness.

              (c) If any payment or distribution of any character, whether in cash, securities or other property, in respect of any Subordinated Indebtedness (other than payments permitted pursuant to subdivision (a) of this section 3) shall, despite the terms of this section 3, be received by the Parent Guarantor or any other holder of Subordinated Indebtedness before all Senior Indebtedness shall have been paid in full, such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness and shall forthwith be paid over or delivered to the Administrative Agent, for application as provided in the Credit Agreement, to the extent necessary to pay all Senior Indebtedness in full.

              (d) In the event that, notwithstanding any of the terms of this section 3, any Subordinated Indebtedness is declared or otherwise becomes due and payable under circumstances when neither the terms of subdivision (a) nor of subdivision (b) of this section 3 are applicable, neither the Parent Guarantor nor any other holder of Subordinated Indebtedness shall be entitled to receive any payment thereon until all Senior Indebtedness shall have been paid in full.

              (e) Without limiting the effect of any of the other terms of this section 3, during the continuance of any Event of Default no payment of or on account of any Subordinated Indebtedness shall be made unless and until all Senior Indebtedness shall have been paid in full.

              (f) The Borrower will not execute and deliver, issue or give, and neither the Parent Guarantor nor any other holder of Subordinated Indebtedness will demand, accept or receive, any instrument or other evidence of, or any security for, any Subordinated Indebtedness, except that notwithstanding the foregoing the Borrower may issue to the Parent Guarantor a single promissory note evidincing all Subordinated Indebtedness owed to the Parent Guarantor if such promissory note contains a legend, or has attached thereto an allonge, satisfactory in form and substance to the Administrative Agent, indicating that the indebtedness evidenced thereby has been subordinated to the Senior Indebtedness in accordance with the provisions of this Agreement and that any holder of such promissory note shall be bound by the subordination provisions of this Agreement applicable to the indebtedness evidenced by such promissory note.

              (g) Upon payment in full of all Senior Indebtedness, the holders of Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive any further payments or distributions in respect of the Senior Indebtedness, as and to the extent provided in section 2.4.

              (h) For the purposes of this section 3, Senior Indebtedness shall not be deemed to have been paid in full unless and until the holders of Senior Indebtedness shall have received cash or marketable securities, taken at their then market value, or both, equal to the amount of such Senior Indebtedness at the time outstanding.

              (i) The Borrower and the Parent Guarantor will cause their respective books of account, and those of any other holder of Subordinated Indebtedness, to be marked in such manner as shall be effective to give proper notice of the provisions of this section 3.

              (j) Unless and until all Senior Indebtedness shall have been paid in full, neither the Parent Guarantor nor any other holder of Subordinated Indebtedness will assign or otherwise transfer, or in any way encumber, any Subordinated Indebtedness or any interest therein, without the prior written consent of the Administrative Agent, except that all Subordinated Indebtedness at the time held by the Parent Guarantor may be transferred to any corporation assuming the obligations of the Parent Guarantor hereunder in connection with a transaction permitted by section 12.

         4. Certain Notices by the Borrower and the Administrative Agent. Without diminishing in any respect any of the waivers contained in section 6, or the absolute and unconditional nature of the obligations of the Parent Guarantor under section 2 or under section 5:

              (i) the Borrower agrees to give the Parent Guarantor prompt notice of (A) any events which might affect any scheduled reduction in the Maximum Guaranteed Amount pursuant to section 2.2 hereof; and (B) any of the matters referred to in section 5, or any other events or circumstances involving the Borrower, which could reasonably be expected to be materially adverse to the interests of the Parent Guarantor; and

              (ii) if the Administrative Agent (A) believes that the Borrower has failed to give the Parent Guarantor notice of any material amendment to, or other material modification of, any of the

         Credit Documents, or (B) gives any formal written notice to the Borrower concerning an Event of Default under the Credit Agreement, or concerning an acceleration of the maturity of the Notes upon the occurrence of an Event of Default under the Credit Agreement, then the Administrative Agent shall use reasonable efforts to give reasonably prompt notice thereof to the Parent Guarantor, but failure to give any such notice shall not result in any monetary liability on the part of the Administrative Agent.

         5. Guarantor's Obligations Absolute, etc. The obligations of the Parent Guarantor under sections 2.1, 2.4, 2.5 and 3 of this Agreement shall, except as limited in section 2.2, (i) be absolute and unconditional, (ii) not be subject to any counterclaim, setoff, deduction or defense based on any claim the Parent Guarantor may have against the Borrower, the Administrative Agent, any Creditor, or any of their respective Affiliates, and (iii) remain in full force and effect without regard to, and shall not be released, suspended, abated, deferred, reduced, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever (whether or not the Parent Guarantor or any of its Affiliates shall have any knowledge or notice thereof), including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the Credit Agreement, the Notes, any other Credit Document, or any other instrument or agreement applicable to the Parent Guarantor, the Borrower, or any other person, or any part thereof, or any assignment, transfer or other disposition of any thereof; (b) any failure of the Credit Agreement, the Notes, any other Credit Document, or any other instrument or agreement applicable to the Parent Guarantor, the Borrower, or any other person, to constitute the legal, valid and binding agreement or obligation of any party thereto, enforceable in accordance with its terms; (c) any failure on the part of the Borrower or any other person to perform or comply with any term or provision of the Credit Agreement, the Notes, any other Credit Document, or any such instrument or agreement; (d) any waiver, consent, extension, indulgence or other action or inaction (including, without limitation, any lack of diligence or failure to mitigate damages) under or in respect of the Credit Agreement, the Notes, any other Credit Document, or any such instrument or agreement, or any obligation or liability of the Borrower or any other person, or any exercise or non-exercise of any right, power or remedy under or in respect of the Credit Agreement, the Notes, any other Credit Document, or any such instrument or agreement, or any such obligation or liability; (e) the existence of any right of offset or banker's lien, or any failure to exercise rights in respect thereof, or any release thereof; (f) any furnishing of any additional security or any additional guaranty to the Administrative Agent or any Creditor or any acceptance thereof or any release of any security or any guaranty by the Administrative Agent or any Creditor; (g) any limitation on any other person's liability or obligation under the Credit Agreement, the Notes, any other Credit Document, or any such instrument or agreement or any such obligation or liability or any termination, cancellation, commercial or other frustration, invalidity, unenforceability or ineffectiveness, in whole or in part, of the Credit Agreement, the Notes, any other Credit Document, or any such instrument or agreement or any such obligation or liability or any term or provision of any thereof; (h) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, arrangement or other similar proceeding relating to the Borrower or to any of its properties or assets, or any such proceeding by, among or on behalf of any of its creditors, as such, or any proceeding for the voluntary liquidation or dissolution or other winding up of the Borrower, whether or not insolvency or bankruptcy proceedings, or any assignment for the benefit of its creditors, or any other marshalling of its assets, or any action taken by any trustee or receiver or by any court in any such proceeding; (i) any disallowance or limitation of any claim of the Administrative Agent or any Creditor, or any other person, in any such proceeding; (j) any change in the ownership of all or any part of the capital stock of the Borrower, or any merger or consolidation involving the Borrower or any of its Affiliates, or any purchase, sale or lease by the Borrower or any of its Affiliates of any assets; (k) any inability of the Borrower to create or incur Subordinated Indebtedness, or the existence of any contractual or other restriction upon the ability of the Borrower to issue and sell shares of its capital stock, to purchase, sell, lease or otherwise dispose of assets, to incur Indebtedness, or to otherwise conduct its business affairs; (l) any assignment, transfer or other disposition, in whole or in part, by the Borrower or any other person of its interest in any of the property subjected to the liens and security interests created by the Security Documents; (m) any failure of any of the Security Documents to effectively subject any property to the liens and security interests purported to be created thereunder, or any failure of any such liens or security interests to establish or maintain the priority over other liens and security interests contemplated thereby; (n) any taking of or any encumbrance on or interference with any use of or any damage to or destruction of such property, or any part thereof or interest therein; or
(o) any other circumstance or occurrence, whether similar or dissimilar to any of the foregoing.

         6. Waiver. The Parent Guarantor unconditionally waives, to the maximum extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under section 2.1, 2.4, 2.5 and 3 of this Agreement are concerned, (a) notice of any of the matters referred to in section 4 or section 5, (b) all notices required by statute, rule of law or otherwise to preserve any rights against the Parent Guarantor hereunder, including, without limitation, any demand, presentment, proof or notice of non-payment of any Required Payments or any Senior Indebtedness, and notice of any failure on the part of the Borrower to perform or comply with any term or provision of the Credit Agreement, the Notes, the other Credit Documents or any other agreement or instrument to which the Borrower or any other person is a party, (c) any right to the enforcement, assertion or exercise against the Borrower or against any other person or any collateral of any right, power or remedy under or in respect of the Credit Agreement, the Notes, the other Credit Documents or any other agreement or instrument, and (d) any requirement that the Parent Guarantor be joined as a party to any proceedings against the Borrower or any other person for the enforcement of any term or provision of the Credit Agreement, the Notes, the other Credit Documents or any other agreement or instrument.

         7. Financial Statements and Other Information. The Parent Guarantor will deliver to the Administrative Agent, in sufficient quantities for each Lender (and the Administrative Agent shall promptly furnish to the Lenders the copies thereof intended for the Lenders), so long as the Credit Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations under the Credit Documents, have been paid in full:

              (a) within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year, commencing with the first such quarterly period ending on or after the date hereof, a condensed consolidated balance sheet of the Parent Guarantor and its consolidated subsidiaries as at the end of such period, and the related condensed consolidated statements of income and cash flows of the Parent Guarantor and its consolidated subsidiaries for such period, setting forth in each case in comparative form figures for the corresponding periods of the previous fiscal year, and certified, subject to changes resulting from year-end audit adjustments, as fairly presenting the consolidated financial position of the Parent Guarantor and its consolidated subsidiaries as at the end of such period and the consolidated results of their operations and cash flows for such period in conformity with GAAP (except for the omission of any footnotes which would be required under GAAP) consistently applied (except as noted therein), by a responsible financial officer of the Parent Guarantor;

              (b) within 90 days after the end of each fiscal year, commencing with the first such fiscal year ending on or after the date hereof, a consolidated balance sheet of the Parent Guarantor and its consolidated subsidiaries as at the end of such year, and the related consolidated statements of income, cash flows and of shareholders' equity of the Parent Guarantor and its consolidated subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion thereon of independent public accountants of recognized national standing selected by the Parent Guarantor, which opinion shall state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Parent Guarantor and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with GAAP;

              (c) together with each delivery of the consolidated financial statements of the Parent Guarantor and its consolidated subsidiaries pursuant to subdivision (a) or (b) above, a certificate of a responsible financial or accounting officer the Parent Guarantor to the effect that the signer has reviewed the relevant terms of the Credit Agreement, this Agreement and the other Credit Documents, and has made or caused to be made under his or her supervision an adequate review of the transactions and condition of the Parent Guarantor and its subsidiaries during the fiscal period covered by such financial statements and as at the date of such certificate, and that such review has not disclosed the existence, during such fiscal period or as at the date of such certificate, of any condition or event which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Parent Guarantor has taken or is taking or proposes to take with respect thereto, which certificate shall set forth the calculations required to establish compliance with the provisions of section 14 and (if the Parent Guarantor has notified the Administrative Agent that it believes the conditions specified in section 2.3 have been satisfied so as to entitle the Parent Guarantor to an early termination of this Agreement) any necessary information related to establishing satisfaction of the conditions specified in section 2.3;

              (d) unless the Parent Guarantor has an Investment Grade Rating, together with each delivery of the consolidated financial statements of the Parent Guarantor and its consolidated subsidiaries pursuant to subdivision (b) above, a certificate of the independent public accountants reporting thereon, stating whether or not their examination has disclosed the existence, during the fiscal year covered by such financial statements, of any condition or event which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default and, if their examination has disclosed any such condition or event, specifying the nature and period of existence thereof (it being understood that such certificate may state that, in making their examination, such accountants have not carried out or performed any special procedures which are beyond the scope of generally accepted auditing standards and procedures for examination of financial statements);

              (e) forthwith upon any principal officer of the Parent Guarantor obtaining knowledge of any condition or event which constitutes or which, after notice of lapse of time or both, would constitute an Event of Default, an officers' certificate of the Parent Guarantor, specifying the nature and period of existence thereof and what action the Parent Guarantor has taken or is taking or proposes to take with respect thereto;

              (f) promptly after execution thereof, copies of any amendment to its existing Credit Agreement, dated as of September 11, 1995, with the banks named therein and Morgan Guaranty Trust Company of New York, as Documentation Agent, and NationsBank, N.A. (Carolinas), as Administrative Agent, as in effect on the Closing Date (as so in effect on the Closing Date, and as the same may be amended, supplemented or modified, or replaced with an agreement with substantially the same bank group (whether in the same or a larger or smaller aggregate amount of credit facilities), the "1995 Credit Agreement"), and copies of any other credit agreement entered into after the Closing Date in connection with a replacement or refinancing thereof (and any amendments thereto); and

              (g) promptly upon transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and annual, quarterly or current reports that the Parent Guarantor or any of its Subsidiaries (other than the Borrower or any of its Subsidiaries) files with the SEC; and

              (h) with reasonable promptness, such other information or documents (financial or otherwise) relating to the Parent Guarantor or any of its Subsidiaries (other than the Borrower or any of its Subsidiaries) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

As used herein, the term "Investment Grade Rating" means the publicly held senior unsecured and unsupported debt securities of the Parent Guarantor have a rating from Standard & Poor's Ratings Group, or its successor, of BBB- or better, and a rating from Moody's Investors Service, Inc., or its successor, of Baa3 or better, or the equivalent of such ratings if such rating agencies change their terminology for such ratings.

         8. Further Assurance, etc. The Borrower and the Parent Guarantor, at their respective expense, will duly execute, acknowledge and deliver all such instruments and take all such action as the Administrative Agent may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

         9. Consent to Performance by the Borrower. The Parent Guarantor, as the record and beneficial owner of a majority of all of the issued and outstanding shares of Common Stock of the Borrower, consents to and approves the execution, delivery and performance by the Borrower of the Credit Agreement, this Agreement and the other Credit Documents to which the Borrower is a party.

         10. Representations and Warranties by the Parent Guarantor. The Parent Guarantor represents and warrants to the Administrative Agent, for the benefit of the Administrative Agent and the Creditors, that:

              (a) Organization, Standing, etc. The Parent Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business and to enter into this Agreement, to guarantee the Required Payments as herein provided, and to carry out the terms hereof.

              (b) Qualification. The Parent Guarantor is duly qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the properties owned by it or the nature of the business carried on by it makes such qualification necessary, except in such respects as do not and could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

              (c) Ownership of Borrower Stock. The Parent Guarantor is at the Closing Date the record and beneficial owner of 10,000,000 shares of Common Stock of the Borrower.

              (d) Authorization, Validity and Enforceability of Agreement, etc. This Agreement has been duly authorized by all necessary corporate or other organizational action on the part of the Parent Guarantor and each Supporting Guarantor (no approval of the shareholders or partners of the Parent Guarantor or any Supporting Guarantor, as the case may be, being required), has been duly executed and delivered by a duly authorized officer or officers of the Parent Guarantor and each Supporting Guarantor (or a partner thereof, in the case of any Supporting Guarantor which is a partnership), and constitutes the valid and binding agreement or obligation of the Parent Guarantor and each Supporting Guarantor, enforceable against the Parent Guarantor and each Supporting Guarantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the rights of creditors generally, or (ii) principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).

              (e) Financial Statements; Changes, etc. The Parent Guarantor has furnished to the Lenders complete and correct copies of (i) the audited consolidated balance sheet of the Parent Guarantor and its consolidated subsidiaries at December 31, 1995 and 1994, and the related audited consolidated statements of operations, shareholders' equity and cash flows for the three years in the period ended December 31, 1995, together with the report thereon of Ernst & Young LLP, its independent public accountants, as included in the Parent Guarantor's Form 10-K filed with the SEC for the fiscal year ended December 31, 1995, and
         (ii) its unaudited condensed consolidated statement of income for the three months ended March 31, 1996 and 1995, its unaudited condensed consolidated balance sheet at March 31, 1996 and December 31, 1995, and its unaudited condensed consolidated statement of cash flows for the three months ended March 31, 1996 and 1995, as included in the Parent Guarantor's Form 10-Q filed with the SEC for the quarterly period ended March 31, 1996. Such consolidated financial statements are complete and correct, have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the consolidated financial position of the Parent Guarantor and its consolidated subsidiaries as at the respective dates indicated and the results of their consolidated operations and cash flows for the respective periods indicated. Since the date of the most recent audited balance sheet furnished pursuant to this section 10(e), no condition has come into existence which has had, or is reasonably likely to have, a Material Adverse Effect.

              (f) Tax Payments. The Parent Guarantor and its consolidated subsidiaries have filed all United States Federal income tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except such taxes, if any, as are being contested in good faith as to which reserves have been provided. The charges, accruals and reserves on the books of the Parent Guarantor and its consolidated subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Parent Guarantor, adequate.

              (g) Litigation, etc. There is no action, suit or proceeding pending against, or to the knowledge of the Parent Guarantor or any of its consolidated subsidiaries threatened against or affecting, the Parent Guarantor or any of its consolidated subsidiaries before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect, except as disclosed in item 3 entitled "Legal Proceedings" in the Parent Guarantor's

         Form 10-K annual report for its fiscal year ended December 31, 1995, filed with the SEC, or (ii) which in any manner questions this Agreement.

              (h) Compliance with Other Instruments, etc. The execution, delivery and performance by the Parent Guarantor, the Borrower, or any Supporting Guarantor, as the case may be, of this Agreement, the Credit Agreement, the Notes, and the other Credit Documents to which it is a party do not violate or result in any violation of or conflict with or constitute a default under or result in the creation of, or impose any obligation on the Parent Guarantor, the Borrower or any Supporting Guarantor to create, any Lien, other than pursuant to the Security Documents, on any of the Parent Guarantor's or its subsidiaries' properties or assets pursuant to, any provision of the charter or by-laws of the Parent Guarantor, or of any agreement, indenture or other instrument, or of any license, permit or other authorization or of any judgment, decree, order, law, statute, ordinance or governmental rule or regulation applicable to the Parent Guarantor or any of its subsidiaries.

              (i) Governmental Consent, etc. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or public body or authority on the part of the Parent Guarantor or any Supporting Guarantor, or consent, approval or authorization of its shareholders (or partners, in the case of any Supporting Guarantor which is a partnership), is required for the valid execution, delivery or performance of this Agreement.

              (j) Investment Company Act. The Parent Guarantor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

              (k) Full Disclosure. All information heretofore furnished in writing by the Parent Guarantor to the Administrative Agent or the Documentation Agent for inclusion in the Information Memorandum or any of the Agents or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby was, and all such information hereafter furnished in writing by the Parent Guarantor to any of the Agents or any Lender will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is or was stated or certified. The Parent Guarantor has disclosed to the Lenders in writing all facts which are known to it and which have had or could reasonably be expected to have a Material Adverse Effect.

         11. Disposition of Indebtedness or Securities of the Borrower, etc. The Parent Guarantor will not:

              (a) except for the pledge of any Subordinated Indebtedness and any shares of capital stock of the Borrower as security for obligations under the 1995 Credit Agreement, and any sale, assignment or other transfer of any thereof in connection with the enforcement of such pledge (through judicial proceedings or otherwise):

                  (i) directly or indirectly sell, assign, pledge, transfer or otherwise dispose of any Subordinated Indebtedness; or

                  (ii) directly or indirectly sell, assign, pledge, transfer or otherwise dispose of any shares of capital stock of any class (or any warrants, rights or options to acquire, or any securities convertible into or exchangeable for, any such shares) of the Borrower, under circumstances which would result in a Change of Control, unless effective provision shall have been made for the prepayment of all Obligations of the Borrower and for termination of the Commitments of the Lenders under the Credit Agreement; or

              (b) permit the Borrower, directly or indirectly, to issue or sell any shares of its capital stock of any class (or any warrants, rights or options to acquire, or any securities convertible into or exchangeable for, any such shares), under circumstances which would result in a Change of Control, unless effective provision shall have been made for the prepayment of all Obligations of the Borrower and for termination of the Commitments of the Lenders under the Credit Agreement;

provided that all the shares of capital stock of all classes (and all warrants, rights and options to acquire, and all securities convertible into or exchangeable for, any such shares) of the Borrower and all Subordinated Indebtedness of the Borrower, at the time owned or held by the Parent Guarantor, may be sold at the same time in connection with a transaction which meets all the requirements of section 12.

         12. Consolidation, Merger, Sale, etc. The Parent Guarantor will not directly or indirectly consolidate with or merge into any other corporation, limited liability company, partnership or other person, or permit any other corporation, limited liability company, partnership or other person to consolidate with or merge into it, or sell, lease, assign, transfer, abandon or otherwise dispose of all or substantially all of its properties or assets, except that the Parent Guarantor may consolidate with or merge into any other corporation, or permit any other corporation to consolidate with or merge into it, or sell or otherwise transfer all or substantially all of its properties and assets, provided that,

              (a) the acquiring or surviving person shall be a solvent corporation organized and existing under the laws of the United States of America, or any state thereof or the District of Columbia, and (if other than the Parent Guarantor) shall prior to the effectiveness of such transaction, execute and deliver to the Administrative Agent and the Lenders an agreement by which such acquiring or surviving person shall expressly and unconditionally assume all the obligations of the Parent Guarantor hereunder, together with an opinion, satisfactory in substance and form to the Administrative Agent, of counsel, reasonably satisfactory to the Administrative Agent, of such acquiring or surviving person, as to the due authorization, execution and delivery and the enforceability of such agreement and as to such other matters as the Administrative Agent may reasonably request;

              (b) immediately prior to, and immediately after giving effect to, such transaction (and such assumption), no Change of Control shall exist, unless effective provision shall have been made for the prepayment of all Obligations of the Borrower and for termination of the Commitments of the Lenders under the Credit Agreement contemporaneously with such Change of Control; and

              (c) immediately prior to, and immediately after giving effect to, such transaction (and such assumption), no condition or event shall exist which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

No sale or transfer of properties or assets permitted by this section 12 shall release the Parent Guarantor from any of its obligations hereunder.

         13. Affirmative Covenants. The Parent Guarantor will comply with the following covenants:

              (a) Maintenance of Existence, Rights, etc. The Parent Guarantor will, and will cause its Subsidiaries to, preserve, renew and keep in full force and effect its corporate existence and its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business; provided, that nothing in this section 13(a) shall prohibit (i) any merger or consolidation not prohibited by section 12, (ii) the termination of the corporate existence of any Subsidiary if (A) the Parent Guarantor determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lenders, or (iii) the loss of any rights, privileges, licenses and franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              (b) Compliance with Laws, etc. The Parent Guarantor will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, in which case adequate and reasonable reserves will be established in accordance with GAAP, or (ii) failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

              (c) Insurance. The Parent Guarantor will maintain, and cause each of its Subsidiaries to maintain, insurance with responsible insurance companies or associations in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general area in which it operates.

              (d) Books and Records. The Parent Guarantor will keep proper books of record and account in which entries in conformity with generally accepted accounting principles (and all legal requirements) shall be made of all dealings and transactions in relation to their businesses and activities.

              (e) Payment of Taxes, etc. The Parent Guarantor will pay and discharge, and will cause each Subsidiary of the Parent Guarantor to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon it or upon its property, and (ii) all lawful claims which, if unpaid, (x) might by law become a Lien upon its property or (y) would otherwise be reasonably likely to have a Material Adverse Effect; provided, however, that neither the Parent Guarantor nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim which is being contested in good faith by proper proceedings and as to which appropriate reserves have been provided.

              (f) Additional Supporting Guarantors. In the event that any present or future Subsidiary of the Parent Guarantor, other than the Supporting Guarantors, becomes a co-borrower or guarantor under the 1995 Credit Agreement, the Parent Guarantor will immediately (i) notify the Administrative Agent thereof in writing, with reference to this provision, (ii) include in such notice an offer to cause such Subsidiary to become a Supporting Guarantor hereunder, and (iii) provide contemporaneously with such notice a supplement to this Agreement, satisfactory in form and substance to the Administrative Agent, duly executed by such Subsidiary of the Parent Guarantor and by the Parent Guarantor and each Supporting Guarantor, pursuant to which such Subsidiary shall become a Supporting Guarantor hereunder and be and become bound by all of the representations, warranties covenants and provisions hereof applicable to any Supporting Guarantor. Unless the Administrative Agent acting upon the instructions of the Required Lenders elects upon written notice to the Parent Guarantor that any such supplement be ineffective, this Agreement shall be considered supplemented by any such supplement and such Subsidiary shall become a Supporting Guarantor hereunder as provided therein.

         14. Financial Covenants. The Parent Guarantor will comply with the following covenants:

              (a) Leverage Covenant in 1995 Credit Agreement. The Parent Guarantor will comply with the covenant contained in Section 5.17 of the 1995 Credit Agreement.

              (b) Separate Leverage Covenant. The Parent Guarantor will maintain at the end of each Fiscal Quarter (a "Quarterly Measurement Date"), the ratio of (x) Consolidated Debt for Borrowed Money to (y) Consolidated EBITDA for the four consecutive Fiscal Quarters then ended not in excess of 3.50 to 1.00. For purposes of calculating the foregoing ratio at any Quarterly Measuring Date, if any corporation or other entity shall have been acquired by any of the Combined Companies during the relevant period of four consecutive Fiscal Quarters, Consolidated EBITDA for such period shall be calculated as if such corporation or other entity had been acquired at the beginning of such period, to the extent that the relevant financial information with respect to it for the portion of such period prior to such acquisition can be determined with reasonable accuracy. As used in this Agreement, the terms "Fiscal Quarters", "Combined Companies", "Consolidated Debt for Borrowed Money", "Consolidated EBITDA", "Consolidated Net Worth" and "Debt", shall have the same meanings as are ascribed to such terms in the 1995 Credit Agreement as in effect on the Closing Date, without giving effect to any subsequent modification or termination thereof.

         15.  Negative Pledge.  The Parent Guarantor will not:

              (i) permit any Subsidiary of the Parent Guarantor (other than the Borrower and its Subsidiaries) to create, incur or suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Consolidated Debt for Borrowed Money, other than:

                   (A) (1) Liens created prior to the Closing Date pursuant to any document securing obligations under the 1995 Credit Agreement;
              (2) the Project Mortgages (as defined in the 1995 Credit Agreement as in effect on the Closing Date); and (3) Liens on equity interests in and, debt obligations owed by, any Principal Subsidiary (as defined in the 1995 Credit Agreement as in effect on the Closing Date) required to be pledged as security for obligations under the 1995 Credit Agreement pursuant to contractual obligations not substantially more onerous to the Parent Guarantor than those contained in Section 3(C) of the Security Agreement, dated as of September 11, 1995, in favor of the Collateral Agent under the 1995 Credit Agreement, as in effect on the Closing Date;

                   (B) Liens existing on September 28, 1995 (other than Liens permitted by clause (A) above) securing Debt outstanding on September 28, 1995 in an aggregate principal amount not exceeding $200,000,000;

                   (C) any Lien existing on any asset prior to the acquisition thereof by the Parent Guarantor or such Subsidiary and not created in contemplation of such acquisition;

                   (D) any Lien existing on any asset of any person at the time such person becomes a Subsidiary of the Parent Guarantor or merges into the Parent Guarantor or any of its Subsidiaries; provided that such Lien was not created in contemplation of such event;

                   (E) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition or completion of construction thereof and attaches to no other asset other than such asset so financed;

                   (F) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by the foregoing clauses (A) through (E), provided that the principal amount of such Debt is not increased and such Debt is not secured by any additional assets;

                   (G) Permitted Encumbrances (as defined in the 1995 Credit Agreement, as in effect on the Closing Date);

                   (H) Liens arising in the ordinary course of business (other than Liens of the types described in the definition of "Permitted Encumbrances") which (i) do not secure Debt, (ii) do not secure any single obligation (or series of related obligations) in an amount exceeding $5,000,000; provided that the limitation in this clause (ii) shall not apply to Liens securing worker's compensation, unemployment insurance and other types of social security, and (iii) do not in the aggregate materially detract from the value of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of their business;

                   (I) other Liens securing Debt of the Parent Guarantor not exceeding $25,000,000 in aggregate outstanding principal amount; and

                   (J) other Liens securing Debt of Subsidiaries not exceeding
              $25,000,000 in aggregate outstanding principal amount; or

              (ii) itself create, incur or suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Consolidated Debt for Borrowed Money owed pursuant to the 1995 Credit Agreement, other than:

                   (A) Liens on certain Indiana properties, and any other
              properties, stock, securities, interests or other assets, granted as security for obligations under the 1995 Credit Agreement prior to the Closing Date, including any extensions or renewals thereof); and

                   (B) Liens on equity interests in and, debt obligations owed by, any Principal Subsidiary (as defined in the 1995 Credit Agreement as in effect on the Closing Date) required to be pledged as security for obligations under the 1995 Credit Agreement pursuant to contractual obligations not substantially more onerous to the Parent Guarantor than those contained in Section 3(C) of the Security Agreement, dated as of September 11, 1995, in favor of the Collateral Agent under the 1995 Credit Agreement, as in effect on the Closing Date, without making effective provision, and the Parent Guarantor in such case will make or cause to be made effective provision, whereby the Required Payments and the obligations of the Parent Guarantor hereunder shall be secured by such Lien equally and ratably with any and all other indebtedness or obligations thereby secured.

         16. Senior Indebtedness. The Parent Guarantor will at all times ensure that (i) the claims of the Administrative Agent and the Creditors hereunder will not be subordinate to, and will in all respects at least rank pari passu with, the claims of every other senior unsecured creditor of the Parent Guarantor, and
(ii) any indebtedness subordinated in any manner to the claims of any other senior unsecured creditor of the Parent Guarantor will be subordinated in like manner to the claims of the Administrative Agent and the Creditors hereunder.

         17. Loans or Advances to the Borrower by Supporting Guarantors, etc. The Parent Guarantor will not permit any of the Supporting Guarantors, or any of its or their Subsidiaries or Affiliates, other than Subsidiaries of the Borrower, to make or have outstanding at any time any loan or advance to the Borrower unless such loan or advance is subordinated to the Senior Indebtedness in accordance with subordination provisions to the same effect as is provided in section 3 hereof.

         18. No Assignment by the Borrower. Without the prior written consent of the Administrative Agent, the Borrower will not sell, mortgage, pledge, transfer or otherwise dispose of or encumber all or any part of its rights under this Agreement, except for the Liens provided in the Security Documents.

         19.  Guaranty by the Supporting Guarantors; Deferral of
Enforcement,etc.

         19.1. Joint and Several Guaranty. Each Supporting Guarantor hereby, jointly and severally, unconditionally guarantees, for the benefit of the Administrative Agent and the Creditors, the full and punctual payment of the obligations of the Parent Guarantor under this Agreement. Upon failure by the Parent Guarantor to pay punctually any such amount, each Supporting Guarantor shall forthwith on demand by the Administrative Agent pay the amount not so paid, in U. S. Dollars, in immediately available funds, directly to the Administrative Agent, at its address specified in or pursuant to this Agreement, or at such other place as the Administrative Agent shall direct, for application as provided in section 27.

         19.2. Guaranty Obligations Absolute, etc. The obligations of the Supporting Guarantors under this section 19 shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

               (i) any extension, renewal, settlement, compromise, waiver or release in respect to any obligation of the Parent Guarantor under this Agreement, by operation of law or otherwise:

               (ii) any modification or amendment of or supplement to this Agreement, the Credit Agreement, any other Credit Document, or any other agreement or instrument referred to herein;

               (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Credit Agreement, any Note or any other Credit Document or of the Parent Guarantor hereunder;

               (iv) any change in the corporate existence, structure or ownership of the Parent Guarantor or any Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Parent Guarantor or any Subsidiary or its assets or any resulting release or discharge of any obligation of the Parent Guarantor or any Subsidiary contained in this Agreement or any other agreement or instrument referred to herein;

               (v) the existence of any claim, set-off or other rights which any Supporting Guarantor may have at any time against the Parent Guarantor, any Subsidiary of the Parent Guarantor, the Borrower, the Administrative Agent, any Creditor or any other person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

               (vi) any invalidity or unenforceability relating to or against the Parent Guarantor for any reason of this Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by the Parent Guarantor of any obligations in respect of this Agreement; or

               (vii) any other act or omission to act or delay of any kind by the Borrower, the Administrative Agent, any Creditor or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of a Supporting Guarantor's obligations under this section.

         19.3. Reinstatement. The Supporting Guarantors' obligations under this section shall remain in full force and effect until the obligations of the Parent Guarantor hereunder shall have terminated in accordance with the terms and provisions of this Agreement. If at any time any payment of any of the obligations of the Parent Guarantor hereunder is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Parent Guarantor, the Supporting Guarantors' obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         19.4. Waiver. Each Supporting Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against the Parent Guarantor or any other person, or against any collateral or guaranty of any other person.

         19.5. Subrogation. Until the indefeasible payment in full of all of the obligations of the Parent Guarantor under this Agreement and the termination of this Agreement in accordance with the terms and provisions hereof, no Supporting Guarantor shall have any rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against the Parent Guarantor with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Parent Guarantor in respect thereof.

         19.6. Amounts Due Even if Acceleration of Guaranteed Obligations Stayed. In the event that acceleration of the time for payment of any amount payable by the Parent Guarantor under this Agreement is stayed upon insolvency, bankruptcy or reorganization of the Parent Guarantor, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless by payable by the Supporting Guarantors under this section forthwith on demand by the Administrative Agent.

         19.7. Contribution. Each Supporting Guarantor, in addition to the subrogation rights it shall have against the Parent Guarantor under applicable law as a result of any payment it makes hereunder, shall also have a right of contribution against all other Supporting Guarantors in respect of any such payment pro rata among same based on their respective net fair value as enterprises, provided any such right of contribution shall be subject and subordinate to the prior payment in full of the obligations of the Parent Guarantor under this Agreement (and such Supporting Guarantor's obligations in respect thereof).

         19.8. Deferral of Enforcement; Pro Rata Sharing, etc. The guaranty obligations of the Supporting Guarantors under this section 19 shall not be enforced unless one or more Significant Credit Events shall have occurred and be continuing.

         19.9. Certain Definitions.  As used in this section 19:

               "Corresponding Vencor Guaranty" means any guaranty or guaranties entered into by the Supporting Guarantors, as the same may be amended or modified from time to time, in connection with and as a guaranty of obligations under the Parent Guarantor's 1995 Credit Agreement, which guaranty or guaranties contain substantially identical provisions to those contained in section 19.8 through section 19.13.

               "Significant Credit Event" means:

                   (i) the Parent Guarantor, any Supporting Guarantor or the
               Borrower commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any corporate action to authorize any of the foregoing; or

                   (ii) an involuntary case or other proceeding is commenced
               against the Parent Guarantor, any Supporting Guarantor or the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Parent Guarantor, any Supporting Guarantor or the Borrower under the Federal bankruptcy laws as now or hereafter in effect; or

                   (iii) all amounts outstanding under either the Credit
               Agreement or the 1995 Credit Agreement shall have become due and payable upon the final maturity thereof or by reason of acceleration; or

                   (iv) the Parent Guarantor's Required Banks (as such term is defined in the 1995 Credit Agreement) have signed and delivered to the Administrative Agent a certificate stating that (x) an event of default under the 1995 Credit Agreement has occurred and is continuing, and (y) the Parent Guarantor's Required Banks have determined that the credit facility provided under the 1995 Credit Agreement is in a "workout"; or

                   (v) the Borrower's Required Lenders (as such term is defined in the Credit Agreement) have signed and delivered to the Administrative Agent under the Parent Guarantor's 1995 Credit Agreement a certificate stating that (x) an event of default under the Borrower's Credit Agreement has occurred and is continuing, and (y) the Borrower's Required Lenders have determined that the credit facility provided under the Borrower's Credit Agreement is in a "workout".

         19.10. Fraudulent Transfer Laws. It is the desire and intent of each Supporting Guarantor and the Creditors that this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Supporting Guarantor under this Agreement would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Supporting Guarantor's liability hereunder in respect of the obligations of the Parent Guarantor guaranteed hereunder shall be deemed to be reduced ab initio to that maximum amount which would be permitted without causing such Supporting Guarantor's obligations hereunder to be so invalidated; provided that if, at the time of enforcement of this Agreement against any Supporting Guarantor or any Corresponding Vencor Guaranty against any Supporting Guarantor which is a party thereto, the amount payable under this Agreement by such Supporting Guarantor or the Corresponding Vencor Guaranty of such Supporting Guarantor is limited by this section 19.10 or the corresponding provision of the Corresponding Vencor Guaranty, as the case may be, then the amounts payable by such Supporting Guarantor under both this Agreement and the Corresponding Vencor Guaranty shall be limited so that the maximum amount payable under each of this Agreement and the Corresponding Vencor Guaranty is proportional to the respective aggregate amount guaranteed under this Agreement or such Corresponding Vencor Guaranty (without regard to the limits under this section 19.10 or the substantially identical provision of the Corresponding Vencor Guaranty), as the case may be, when the Significant Credit Event that exists at the time of enforcement occurred (or if two or more Significant Credit Events exist at the time of enforcement, when the earlier of such Significant Credit Events occurred).

         19.11. Pro Rata Payments. Each Supporting Guarantor agrees that, if it makes any payments upon enforcement of either this Agreement or the Corresponding Vencor Guaranty of such Supporting Guarantor, it will make a pro rata payment under the other of this Agreement or such Corresponding Vencor Guaranty so that (i) the payments under this Agreement and the Corresponding Vencor Guaranty of such Supporting Guarantor are concurrent and (ii) the total amount paid by such Supporting Guarantor under each of this Agreement and its Corresponding Vencor Guaranty is proportional to the aggregate amount guaranteed under this Agreement or such Corresponding Vencor Guaranty, as the case may be (without regard to the limits under section 19.10 or the substantially identical provisions of the Corresponding Vencor Guaranty) when the Significant Credit Event that exists at the time of enforcement occurred (or if two or more Significant Credit Events exist at the time of enforcement, when the earlier of such Significant Credit Events occurred).

         19.12. Provisions Intended to Benefit. The provisions of sections 19.8 through 19.13 are intended for the benefit of the beneficiaries of any Corresponding Vencor Guaranty and shall be directly enforceable by them.

         19.13. Corresponding Vencor Guaranty. Each Corresponding Vencor Guaranty contains provisions substantially identical to the provisions of sections 19.8 through this section 19.13, which provisions are intended for the benefit of the beneficiaries of this Agreement and shall be enforceable directly by them. No Supporting Guarantor will permit such provisions to be terminated, amended, waived or otherwise changed without the prior written consent of the Required Lenders.

         20. Survival of Agreements, etc. All agreements, representations and warranties of the Borrower and the Parent Guarantor hereunder shall be deemed to have been relied upon by the Administrative Agent and the Creditors and shall survive the execution and delivery of this Agreement, the making of the Loans, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation at any time made by the Administrative Agent or any Creditor or on its or their behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Creditor by or on behalf of the Borrower or the Parent Guarantor pursuant hereto or pursuant to the Credit Agreement or any other Credit Document or otherwise specifically for use in connection with the transactions contemplated thereby shall constitute representations and warranties by the Parent Guarantor hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Creditor. Certain sections of this Agreement provide expressly that the agreements and obligations of the Parent Guarantor thereunder survive termination of this Agreement.

         21. Termination. Upon the earlier of (i) reduction of the Maximum Guaranteed Amount to zero as provided in section 2.2 and satisfaction by the Parent Guarantor of any then outstanding demands for payment under section 2.1 hereof, (ii) the termination of this Agreement in accordance with section 2.3 hereof, and (iii) the date after which the Total Commitment and all Designated Interest Rate Agreements shall have been terminated, no DPP Revolving Loans shall be outstanding, no Allocated DPP Letter of Credit Outstandings shall exist, the payment (or the making of provision satisfactory to the Administrative Agent for the payment) of all other amounts included in the Required Payments, and no claims in respect of any guaranty payment due under this Agreement shall be outstanding against the Parent Guarantor or any Supporting Guarantor hereunder, then this Agreement shall terminate and the Administrative Agent, at the request and expense of the Parent Guarantor or the Borrower, will execute and deliver to the Borrower and the Parent Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Borrower or as the Borrower may direct all of the rights and moneys at the time held by the Administrative Agent hereunder for which there has been no provision for application to the Notes, any other amounts included in the Required Payments or the performance of any obligations guaranteed pursuant to section 2.1. Certain sections of this Agreement provide expressly that the agreements and obligations of the Parent Guarantor thereunder survive termination of this Agreement.

         22. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed or registered or certified first class mail, postage prepaid, addressed (i) if to the Administrative Agent, at the address of the Administrative Agent specified in or pursuant to the Credit Agreement, or (ii) if to any Lender, at its address specified in or pursuant to the Credit Agreement, or (iii) if to any other Creditor, at such address as such Creditor shall have furnished to the Borrower and the Administrative Agent in writing, or (iv) if to the Borrower, at the address of the Borrower specified in or pursuant to the Credit Agreement, or (v) if to the Parent Guarantor, at 3300 Providian Center, 400 West Market Street, Louisville, Kentucky 40202, attention: Rich Lechleiter, Vice President Finance (facsimile: (502) 596-4099), or at such other address as the Parent Guarantor shall have furnished to the Administrative Agent and each Creditor in writing, or (vi) if to any Supporting Guarantor, to it in care of the Parent Guarantor, at the address of the Parent Guarantor provided herein.

         23. Net Payments. (a) All payments made by the Parent Guarantor hereunder will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Creditor pursuant to the laws of the jurisdiction under which such Creditor is organized or the jurisdiction in which the principal office or applicable lending office of such Creditor is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Parent Guarantor agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Parent Guarantor agrees to reimburse each Creditor, upon the written request of such Creditor for taxes imposed on or measured by the net income or profits of such Creditor pursuant to the laws of the jurisdiction in which such Creditor is organized or in which the principal office or applicable lending office of such Creditor is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Creditor is located and for any withholding of income or similar taxes imposed by the United States of America as such Creditor shall determine are payable by, or withheld from, such Creditor in respect of such amounts so paid to or on behalf of such Creditor pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Creditor pursuant to this sentence. The Parent Guarantor will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Creditor, evidencing such payment by the Parent Guarantor. The Parent Guarantor will indemnify and hold harmless the Administrative Agent and each Creditor, and reimburse the Administrative Agent or such Creditor upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Creditor.

         (b) Without prejudice to the survival of any other agreement of the Parent Guarantor hereunder, the agreements and obligations of the Parent Guarantor contained in this section shall survive the payment in full of the principal of and interest on the Notes and termination of this Agreement.

         24. Costs and Expenses of Enforcement, etc. The Parent Guarantor will pay on demand all costs and expenses (including counsel fees and expenses) in connection with the enforcement (whether through negotiations of proposed modifications of any of the Credit Documents, legal proceedings or otherwise) against the Parent Guarantor or any Supporting Guarantor of this Agreement, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this section. Without prejudice to the survival of any other agreement of the Parent Guarantor hereunder, the agreements and obligations of the Parent Guarantor contained in this section shall survive the payment in full of the principal of and interest on the Notes and termination of this Agreement.

         25. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request of the Required Lenders specified by section 9.2 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of section 9.2 of the Credit Agreement, or the acceleration of the Notes upon the occurrence of an Event of Default specified in section 9.1(e) of the Credit Agreement, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Parent Guarantor or any Supporting Guarantor against any and all of the obligations of the Parent Guarantor or any such Supporting Guarantor now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under the Credit Agreement or any other Credit Document and although such obligations may be unmatured. Each Lender will promptly notify the Parent Guarantor or any applicable Supporting Guarantor, as the case may be, after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

         26. Interest on Overdue Amounts. If any payment required to be made by the Parent Guarantor or any Supporting Guarantor hereunder is not paid when due, the Parent Guarantor or the applicable Supporting Guarantor, as the case may be, will pay interest, on demand, on the overdue amount from the due date to the date the same is paid in full at a rate per annum equal to the Base Rate in effect from time to time under the Credit Agreement plus the sum of (i) 2% per annum and (ii) the Applicable DPP Base Rate Margin then in effect for DPP Revolving Loans which are Base Rate Loans.

         27. Application of Guaranty Payments, etc. (a) The payments by the Parent Guarantor under section 2.1 and by any Supporting Guarantor under section 19, and any amounts recovered by the Administrative Agent in respect of any such payment obligations in connection with any enforcement of this Agreement, shall be applied by the Administrative Agent as follows:

                (i) first, to the payment or reimbursement of all costs and expenses of the Administrative Agent in enforcing payment thereof, to the extent not theretofore reimbursed by the Parent Guarantor hereunder;

                (ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Required Payments to the Creditors shall be paid to the Creditors as provided in section 27(c) with each Creditor receiving an amount equal to its outstanding Required Payments or, if the proceeds are insufficient to pay in full all such Required Payments, its Pro Rata Share of the amount remaining to be distributed; and

                (iii) third, to the extent remaining after the application pursuant to the preceding clauses (i) and (ii) or following the termination of this Agreement pursuant to section 21 hereof, to the Parent Guarantor or the Supporting Guarantors, as applicable, or to whomever may be lawfully entitled to receive such payment.

         (b) For purposes of this Agreement, "Pro Rata Share" shall mean, when calculating a Creditor's portion of any distribution or amount, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Required Payments owed such Creditor and the denominator of which is the then outstanding amount of all Required Payments.

         (c) All payments required to be made to the (i) Lenders hereunder shall be made to the Administrative Agent for the account of the respective Lenders and (ii) Interest Rate Creditors hereunder shall be made to the paying agent under the applicable Designated Interest Rate Agreement or, in the case of Designated Interest Rate Agreements without a paying agent, directly to the applicable Interest Rate Creditor.

         (d) For purposes of applying payments received in accordance with this section 27, the Administrative Agent shall be entitled to rely upon any Interest Rate Creditor for determination (which each Interest Rate Creditor agrees to provide upon request to the Administrative Agent) of the outstanding Interest Rate Obligations owed to such Interest Rate Creditor. Unless it has actual knowledge (including by way of written notice from a Creditor) to the contrary, the

Administrative Agent, in acting hereunder, shall be entitled to assume that no Designated Interest Rate Agreements or Required Payments with respect thereto are in existence.

         28. Jury Trial Waiver. The Parent Guarantor, the Borrower, each Supporting Guarantor and the Administrative Agent (on behalf of itself and the Creditors, by its acceptance hereof) each hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents, any other agreements or instruments referred to herein, or the transactions contemplated hereby or thereby.

         29. Waiver; Amendment. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Administrative Agent (with the consent of the Required Lenders or, to the extent required by section 12.12 of the Credit Agreement, all of the Lenders), provided, however, that no such change, waiver, modification or variance shall be made to section 27 hereof or this section 29 without the consent of each Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Creditors (and not all Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Creditors, i.e., whether (x) the Lenders as holders of the Required Payments in respect of the Credit Documents or (y) the Interest Rate Creditors as holders of the Required Payments in respect of the Designated Interest Rate Agreements. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Lenders as holders of the Required Payments in respect of the Credit Documents, the Required Lenders and (y) with respect to the Interest Rate Creditors as holders of the Required Payments in respect of the Designated Interest Rate Agreements, the holders of 51% of all obligations constituting Required Payments outstanding from time to time under the Designated Interest Rate Agreements.

         30. Kentucky Notice of Guaranteed Amount and Termination Date. For purposes of Kentucky Revised Statutes ss. 371.065, it is hereby declared and agreed, without, however, increasing, expanding, extending or otherwise changing or affecting any of the rights or obligations of the Parent Guarantor or any Supporting Guarantor under the other provisions of this Agreement, that the maximum principal amount of indebtedness guaranteed hereunder, exclusive of interest, fees, and charges and costs of collecting guaranteed indebtedness, is $100,000,000, and that the termination date of the guaranty obligations hereunder is December 31, 2003.

         31. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. If any term or provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby. Any term or provision of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, waiver, discharge or termination is sought, entered into as provided in section 29. No Lender or other Creditor shall have any power to amend, discharge or terminate this Agreement, all such actions being within the powers of the Administrative Agent (acting on behalf of the Lenders and other Creditors pursuant to the terms and provisions of the Credit Agreement and section 30 hereof). No waiver by any Creditor, as such, of any obligations of the Borrower or the Parent Guarantor or any Supporting Guarantor shall be binding on any other Creditor or the Administrative Agent. No delay or failure on the part of the Administrative Agent, any Lender or any other Creditor to exercise any power or right hereunder shall operate as a waiver thereof, nor as an acquiesence in any default or breach of any term or provision of this Agreement, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right. The Parent Guarantor and each Supporting Guarantor each hereby approves each and every determination, in the absence of manifest error, of amounts payable by the Borrower under the Credit Agreement, the Notes, the other Credit Documents and any Designated Interest Rate Agreement, whether made by the Administrative Agent, any Lender, any other Creditor or by a third person used for the purpose of making such determination. Each and every Default and Event of Default under the Credit Agreement and each and every default in payment or performance of any obligation, covenant or agreement of the Borrower under any Credit Document or Designated Interest Rate Agreement, shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such Default, Event of Default or default occurs. The obligations of the Parent Guarantor and the Supporting Guarantors set forth in this Agreement constitute full recourse obligations of the Parent Guarantor and the Supporting Guarantors. The powers, rights and remedies herein provided or otherwise available under applicable law are cumulative, may be exercised singly or cumulatively, and are not exclusive of any other rights or remedies provided by law. The Lenders and any other Creditor are third party beneficiaries of this Agreement, but any legal proceedings or other enforcement actions on behalf of any Lender or other Creditor against the Parent Guarantor or any Supporting Guarantor with respect to this Agreement shall be undertaken and maintained by the Administrative Agent, acting on behalf and for the ratable benefit of the Administrative Agent, the Lenders and any other Creditors, with the proceeds of any such proceedings or enforcement actions to be applied as provided section 27 hereof and after such application as provided in the Credit Agreement or the applicable Designated Interest Rate Agreement, as the case may be. This Agreement supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Kentucky. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


               [The balance of this page is intentionally blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        ATRIA COMMUNITIES, INC.


                                        By: /s/ J. Timothy Wesley
                                           -------------------------------
                                             Chief Financial Officer


                                        VENCOR, INC.


                                        By: /s/ James H. Gillenwater, Jr.
                                           -------------------------------
                                               Vice President


                                        FIRST HEALTHCARE CORPORATION


                                        By: /s/ James H. Gillenwater, Jr.
                                           -------------------------------
                                               Vice President


                                        NORTHWEST HEALTHCARE, INC.


                                        By: /s/ James H. Gillenwater, Jr.
                                           -------------------------------
                                               Vice President


                                        MEDISAVE PHARMACIES, INC.


                                        By: /s/ James H. Gillenwater, Jr.
                                           -------------------------------
                                               Vice President



                                        HILLHAVEN OF CENTRAL FLORIDA, INC.


                                        By: /s/ James H. Gillenwater, Jr.
                                           -------------------------------
                                               Vice President

                                        NATIONWIDE CARE, INC.


                                        By: /s/ James H. Gillenwater, Jr.
                                           -------------------------------
                                               Vice President


                                        PNC BANK, NATIONAL ASSOCIATION, as
                                        Administrative Agent


                                        By: /s/ Edward J. Weisto
                                           -------------------------------
                                               Vice President